                                                          Exhibit (10)(iii)(A)23

(AT&T LOGO)

                                                                   July 24, 2002

Thomas W. Horton
c/o AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ  07920

Tom,

         This letter will document the discussion you have had with Rebecca Sugalski relative to your financial counseling, tax preparation and estate planning services. I am happy to honor your request to utilize the services of your personal financial counselor who is employed by a firm outside of AT&T's (the Company's) current financial counseling program for Officers.

         The Company shall provide payment for financial counseling fees from your personal financial counselor during your employment with the Company, in lieu of your participation in AT&T's financial counseling program. Fees subject to payment by the Company shall be in accordance with those services provided under AT&T's financial counseling program, and include fees for individual financial counseling, preparation of personal federal and state income tax returns and wills and other estate planning documents for you and your spouse.

         Dollar amounts to be paid shall be limited to the amounts the Company provides for under its financial counseling program. The Company shall impute to you the amount of the payments and will pay you a federal tax allowance on the fees, calculated in accordance with Company practices applicable to other Company executives.

         Please be sure to provide unpaid financial counseling, tax preparation and estate planning bills directly to Noreen Fitzgerald in the Executive Employment Contracts / Benefits Plans Team for processing.

         Tom, if you agree with the terms and conditions detailed herein, please sign this letter in the space provided below, prior to August 5, 2002. For your records, make a copy and then return the executed copy to Rebecca Sugalski in the Executive Employment Contracts / Benefits Plans Team.

Sincerely,


/s/  Mirian Graddick-Weir

Mirian Graddick-Weir

/s/   Thomas W. Horton                               7/26/2002
-----------------------------------------            ----------------------
Agreed and Accepted                                  Date
Thomas W. Horton